SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

[X]        Filed by Registrant
[ ]        Filed by Party other than the Registrant

Check the appropriate box:

[X]        Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]        Definitive Proxy Statement
[ ]        Definitive Additional Materials

[ ]        Soliciting Material Pursuant to ss.240.14a-12


                               SUITE101.COM, INC.
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------

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    2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4) Proposed maximum aggregate value of transaction:

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    5) Total Fee Paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the Fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: ________________________________________

    2) Form, Schedule or Registration Statement Number: _______________

    3) Filing Party: __________________________________________________

    4) Date Filed: ____________________________________________________

                               SUITE101.COM, INC.
                          SUITE 200, 630 - 4 AVENUE SW
                        CALGARY, ALBERTA, CANADA T2P 0J9

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 4, 2003

     Notice is hereby given that the Annual Meeting of Shareholders of Suite101.com, Inc. will be held at the Calgary Petroleum Club, 319 - 5 Avenue SW, Calgary, Alberta T2P 0L5 at 2:30 p.m., local time, on Thursday, December 4, 2003, for the following purposes:

     1. to elect five (5) directors to hold office until our next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

     2. to consider and vote on a proposal to change our corporate name from Suite101.com, Inc. to GeoGlobal Resources Inc.; and

     3. to transact such other business as may properly come before the meeting, or any adjournments thereof.

     Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice. Only holders of shares of our Common Stock of record at the close of business on October 30, 2003 (the "Record Date") are entitled to notice of and to vote at the Meeting.

     We hope that all of our shareholders who can conveniently do so will attend the Meeting. Shareholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed proxy and return same in the enclosed addressed envelope which is intended for your convenience.

Patti Price, Secretary

Dated:  November 4, 2003

                               SUITE101.COM, INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

        The enclosed proxy is solicited by the Board of Directors of Suite101.com, Inc., a Delaware corporation, from the holders of shares of its Common Stock, $.001 par value ("Common Stock") to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held at the Calgary Petroleum Club, 319 - 5 Avenue SW, Calgary, Alberta T2P 0L5 at 2:30 p.m., local time, on Thursday, December 4, 2003, and at any adjournments thereof.

        The only business which the Board of Directors intends to present or knows that others will present at the Meeting is: (i) to elect five (5) directors of the Company to hold office until our next Annual Meeting of Shareholders or until their respective successors are elected and qualified;
(ii) to consider and vote on a proposal to amend our Certificate of Incorporation to change our corporate name from Suite101.com, Inc. to GeoGlobal Resources Inc.; and (iii) to transact such other business as may properly come before the meeting, or any adjournments thereof.

        Our management does not know of any other business to be brought before the Meeting but it is intended that as to any other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. If proxies in the enclosed form are properly executed and returned, the Common Stock represented thereby will be voted at the Meeting in accordance with the shareholder's direction. Unless otherwise specified, proxies in the enclosed form will be voted for the election of the five (5) Directors named as nominees and voted in favor of the amendment to our Certificate of Incorporation to change our corporate name. Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted by revoking it in writing, by executing a later dated proxy or appearing at the Meeting and voting in person. Any writing revoking a proxy should be addressed to Patti Price, Secretary of the Company, at the address set forth below.

        The Directors to be elected at the Meeting will be elected by a plurality of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote. The amendment of the Certificate of Incorporation will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. With regard to the election of Directors, votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because Directors will be elected by a plurality of votes cast.

        Abstentions may be specified on the proposal submitted to a stockholder vote other than the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. However, abstentions on the proposal will have the effect of a negative vote on the proposal to amend the Certificate of Incorporation because the proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock.

        Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of our Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors and the amendment to the Certificate of Incorporation. Under applicable Delaware law, "broker non-votes" on any proposal (where a broker submits a proxy but does not vote a customer's shares on such proposal) will be considered not entitled to vote on that proposal and thus will not be counted in determining the outcome of such vote. Likewise, where authority to vote for the election of Directors is withheld by a stockholder, such shares will not be counted in determining the outcome of such vote. Therefore, broker non-votes with respect to the election of Directors and stockholders who mark their proxies to withhold authority to vote their shares will have no effect on the outcome of such proposal, although broker non-votes and proxies submitted where the vote for the election of Directors is withheld are counted in determining the existence of a quorum.

        Only holders of record of Common Stock as of the close of business on October 30, 2003 are entitled to vote at the Meeting or any adjournments thereof. On such date, we had outstanding voting securities consisting of 49,053,355 shares of Common Stock, each of which share is entitled to one (1) vote on all proposals submitted to a vote of shareholders at the Meeting.

        Our principal executive office address is Suite 200, 630 - 4 Avenue SW, Calgary, Alberta, Canada, T2P 0J9, and our telephone number is (403) 777-9250 and our facsimile number is (403) 777-9199. This Proxy Statement and the enclosed Form of Proxy will be mailed to our shareholders on or about November 4, 2003.

1.   ELECTION OF DIRECTORS

        At the Meeting, it is proposed to elect five (5) Directors to hold office until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified. It is intended that, unless otherwise indicated, the shares of Common Stock represented by proxies solicited by the Board of Directors will be voted for the election as Directors of the five nominees hereinafter named. If, for any reason, any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for the other nominees and may be voted for a substitute nominee designated by the Board of Directors. Each nominee has indicated that he is willing and able to serve as a Director if elected, and, accordingly, the Board of Directors does not have in mind any substitute.

        The nominees as Director and their age are as follows:

        Name                                                Age
        -----                                               ---

        Jean Paul Roy                                       47

        Allan J. Kent                                       50

        John K. Campbell                                    70

        Brent J. Peters                                     31

        Peter R. Smith                                      56

        Mr. Roy was elected a Director of our company on August 29, 2003. He was also elected President and Chief Executive Officer on August 29, 2003. For more than the past five years, Mr. Roy has been consulting in the oil and gas industry through his private company, GeoGlobal Technologies Inc. which he owns 100%. Mr. Roy has in excess of 20 years of geological and geophysical experience in basins worldwide as he has worked on projects throughout India, North and South America, Europe, the Middle East, the former Soviet Union and South East Asia. His specialties include modern seismic data acquisition and processing techniques, and integrated geological and geophysical data interpretation. Since 1981 he has held geophysical positions with Niko Resources Ltd., Gujarat State Petroleum Corporation, Reliance Industries, Cubacan Exploration Inc., PetroCanada, GEDCO, Eurocan USA and British Petroleum. Mr. Roy graduated from St. Mary's University of Halifax, Nova Scotia in 1982 with a B.Sc. in Geology and has been certified as a Professional Geophysicist. Mr. Roy is a resident of Guatemala.

        Mr. Kent was elected as Executive Vice President and Chief Financial Officer of our company on August 29, 2003. Mr. Kent has in excess of 20 years experience in the area of oil and gas exploration finance and has, since 1987, held a number of senior management positions and directorships with Cubacan Exploration Inc., Endeavour Resources Inc. and MacDonald Oil Exploration Ltd., all publicly listed companies. Prior thereto, beginning in 1980, he was a consultant in various capacities to a number of companies in the oil and gas industry. He received his Bachelor of Mathematics degree in 1977 from the University of Waterloo, Ontario.

        Mr. Campbell has been President of Transamerica Industries Ltd., a natural resource company, for the past 17 years. He is a former practicing lawyer and he is presently a retired member of the British Columbia Law Society. He was elected a Director of our company in February 2002.

        Mr. Peters has been Vice President of Finance and Treasurer of Northfield Capital Corporation, a publicly traded investment company acquiring shares in public and private corporations for the past six years since 1987. He was elected a Director of our company in February 2002 and from November 2002 until August 29, 2003 he was our Chief Financial Officer. Mr. Peters has a Bachelor of Business Administration degree, specializing in accounting.

        Since 1989, Mr. Smith has been President and co-owner of Andrin Limited, a large developer/builder of housing in Canada. Mr. Smith was appointed, and held the position of Chairman of the Board of Directors, Canada Mortgage and Housing Corporation (CMHC), from September 6, 1995 to September 6, 2003. On February 14, 2001, the Governor General of Canada announced the appointment of Mr. Smith as a Member of the Order of Canada, effective November 15, 2000. Mr. Smith holds a Masters Degree in Political Science (Public Policy) from the State University of New York, and an Honours B.A. History and Political Science, Dean's Honour List, McMaster University, Ontario.

  MANAGEMENT RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ON PROPOSAL 1

EXECUTIVE OFFICERS

        Our current executive officers are the following:

        NAME                  AGE        POSITION
       -------               ------      ------------

        Jean Paul Roy         47        President and Chief Executive Officer
        Allan J. Kent         50        Executive VP and Chief Financial Officer

     Mr. Roy's and Mr. Kent's employment backgrounds are described above.

DIRECTOR AND OFFICER SECURITIES REPORTS

        The Federal securities laws require our Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any of its equity securities. Copies of such reports are required to be furnished to us. To our knowledge, based solely on a review of the copies of such reports and other information furnished to us, all persons subject to these reporting requirements filed the required reports on a timely basis with respect to the year ended December 31, 2002.

EXECUTIVE COMPENSATION

        The following table sets forth the annual and long-term compensation paid during the three fiscal years ended December 31, 2002 to our chief executive officer. No other executive officer received compensation exceeding $100,000 for serving in such capacity at December 31, 2002:

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

                                                                                           COMPENSATION
                                                                             ----------------------------------
                                        ANNUAL                    OTHER          LONG-TERM
NAME AND                                SALARY                    ANNUAL      AWARDS/OPTIONS       ALL OTHER
PRINCIPAL POSITION       YEAR           ($)          BONUS        COMP.             (#)               COMP.
----------------------  --------  ----------------  ---------  ----------  ---------------------  -------------
Peter L. Bradshaw(1)     2000       $113,000(2)       $700        Nil         150,000 shares          Nil
                         2001       $114,000(3)       Nil         Nil         148,545 shares          Nil
                         2002       $131,000          Nil         Nil              Nil                Nil
Mitch G. Blumberg(4)     2002       $ 20,666          Nil         Nil         130,000 shares          Nil
----------------------  --------  ----------------  ---------  ----------  ---------------------  -------------

(1) Mr. Bradshaw resigned as Chairman, Chief Executive Officer and a Director on February 25, 2002.
(2) In lieu of $16,150 salary, Mr. Bradshaw was granted options to purchase 40,000 shares exercisable at $1.50 per share.
(3) In lieu of $32,000 salary, Mr. Bradshaw was granted options to purchase 254,545 shares exercisable at $0.25 per share.
(4) Mr. Blumberg was elected President on February 25, 2002 and resigned as President and a Director on August 29, 2003.

OPTION GRANTS IN YEAR ENDED DECEMBER 31, 2002.

        The following table provides information with respect to the above named executive officers regarding options granted to such persons during our fiscal year ended December 31, 2002.


                        NUMBER OF SECURITIES  % OF TOTAL OPTIONS/                                     MARKET
                          UNDERLYING SARS/      SARS GRANTED TO     EXERICSE OR      EXPIRATION      PRICE ON
                         OPTIONS GRANTED         EMPLOYEES IN       BASE PRICE           DATE         DATE OF
NAME                            (#)              FISCAL YEAR         ($/SHARE)       (mm/dd/yy)       GRANT
----------------------------------------------------------------------------------------------------------------
Peter L. Bradshaw               Nil                   N/A               N/A              N/A            N/A
Mitchell G. Blumberg           50,000                 9.9%             $0.27           02/27/07        $0.27
                               5,000                  1.0%             $0.50           06/11/12        $0.50
                               75,000                14.9%             $0.25           11/27/07        $0.25
----------------------------------------------------------------------------------------------------------------


STOCK OPTION EXERCISED DURING THE YEAR ENDED DECEMBER 31, 2002 AND HOLDINGS AT DECEMBER 31, 2002

         The following table provides information with respect to the above named executive officers regarding options exercised during the year ended December 31, 2002 and options held at the end of the year ended December 31, 2002.


                                                     Number of Unexercised Options    Value of Unexercised In-the-Money
                                                         at December 31, 2002(1)        Options at December 31, 2002(2)
                                                    -------------------------------- ----------------------------------
                           Shares
                         Acquired on      Value
Name                       Exercise      Realized      Exercisable      Unexercisable    Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------
Peter L. Bradshaw          298,545    $137,331(3)     120,000(4)          - 0 -            - 0 -            - 0 -
Mitchell G. Blumberg        - 0 -        - 0 -        201,667             33,333          $47,450          $13,000
-----------------------------------------------------------------------------------------------------------------------

(1) The options are exercisable at prices ranging from $0.25 to $1.50 per share.
(2)  Based on the closing sales price on December 31, 2002 of $0.39.
(3)  Based on the closing sales price on May 31, 2002 of $0.71 per share.
(4)  Exercisable at $1.50 per share.

DIRECTORS COMPENSATION

        Our Directors do not receive any cash compensation for serving in that capacity; however, they are reimbursed for their out-of-pocket expenses in attending meetings. Pursuant to the terms of our 1998 Stock Incentive Plan, each non-employee Director automatically receives an option grant for 50,000 shares on the date such person joins the Board. Accordingly, effective February 25, 2002, each of Messrs. Douglas F. Loblaw, Campbell and Peters, all of whom were first elected Directors on that date, were granted an option to purchase 50,000 shares exercisable at $0.27 per share. As employee directors, Messrs. Roy and Kent are not eligible for these options under this part of the Plan. Mr. Loblaw subsequently resigned as a Director on August 29, 2003. Mr. Smith will be granted an option to purchase 50,000 shares as of the date of this Annual Meeting. In addition, on the date of each annual stockholder meeting following their initial election as a Director, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares provided such person has served as a non-employee Board member for at least six months. Each of Messrs. Peters and Campbell will be automatically granted an option to purchase 5,000 shares on the date of this Annual Meeting. Each such option has an exercise price equal to the fair market value of the Company's shares on the date of grant, has a term of ten years, subject to earlier termination following such person's cessation of Board service, and is subject to certain vesting provisions.

RECENT CHANGE IN CONTROL OF OUR COMPANY

         On August 29, 2003, pursuant to an agreement dated April 4, 2003, and amended August 29, 2003, we completed a transaction with Mr. Roy and GeoGlobal Resources (India) Inc. ("GeoGlobal"), a corporation wholly owned by Mr. Roy, whereby we acquired from Mr. Roy all of the outstanding capital stock of GeoGlobal. In exchange for the outstanding capital stock of GeoGlobal held by Mr. Roy, we issued 34.0 million shares of our Common Stock. Of the 34.0 million shares, 14.5 million shares were issued and delivered to Mr. Roy at the closing of the transaction and an aggregate of 19.5 million shares are held in escrow by an escrow agent. The terms of the escrow provide for the release of the shares upon the occurrence of certain developments relating to the outcome of oil and natural gas exploration and development activities conducted on an exploration block off the east coast of India in which GeoGlobal holds a net 5% interest. In addition to our shares of Common Stock, we delivered to Mr. Roy a $2.0 million promissory note, of which $500,000 was paid on the closing of the transaction, $500,000 was paid on October 15, 2003, $500,000 is to be paid on January 15, 2004 and $500,000 is to be paid on June 30, 2004. The note does not accrue interest. The note is secured by the carried interest of GeoGlobal.

         On the closing of the transaction, Mr. Roy and Mr. Kent were elected Directors and Mitchell G. Blumberg and Douglas F. Loblaw resigned as Directors. Messrs. John Campbell and Brent Peters continued in office as Directors. Mr. Roy was elected our President and Chief Executive Officer and Mr. Kent was elected Executive Vice President and Chief Financial Officer. As a consequence of the transaction, Mr. Roy holds an aggregate of 34.0 million shares of our outstanding Common Stock or approximately 69.3% of the shares outstanding, assuming all shares held in escrow are released to him. The terms of the transaction provide that Mr. Roy is to have the right to vote all 34.0 million shares following the closing, including the shares during the period they are held in escrow. The election of Messrs. Roy and Kent as Directors and officers were conditions to the closing of the transaction. Except for the foregoing, there are no understandings or arrangements among Mr. Roy and Mr. Kent and their associates or our other current Directors with respect to the election of Directors or other matters in the future. As a consequence of his acquisition of shares of the Company, Mr. Roy may be deemed to be in control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 27, 2003, GeoGlobal entered into a Participating Interest Agreement with Roy Group (Mauritius) Inc. ("RGM") a company organized under the laws of Mauritius and wholly owned by Mr. Roy whereby, subject to Government of India consent, GeoGlobal assigned to RGM, one-half of its original 10% interest in the venture and its rights under the Carried Interest Agreement with GSPC. Under the terms of the Participating Interest Agreement, until the Government of India consent is obtained, GeoGlobal retains the exclusive right to deal with the other parties to the Production Sharing Contract and the Carried Interest Agreement and is entitled to make all decisions regarding the interest assigned to RGM and RGM agreed to be bound by and responsible for the actions taken by, obligations undertaken and costs incurred by GeoGlobal in regard to the RGM interest and to be liable to GeoGlobal for its share of all costs, interests, liabilities and obligations arising out of or relating to the RGM interest. RGM agreed to indemnify GeoGlobal against any and all costs, expenses, losses, damages or liabilities incurred by reason of RGM's failure to pay the same. Subject to obtaining the government consent to the assignment, RGM is entitled to all income, receipts, credits, reimbursements, monies receivable, rebates and other benefits in respect of its 5% interest which relate to the PSC. GeoGlobal has a right of set-off against sums owing to RGM any sums owing to GeoGlobal by RGM. In the event that the Indian government consent is delayed or denied resulting in either RGM or GeoGlobal being denied an economic benefit it would have realized under the Participating Interest Agreement, the parties agreed to amend the Participating Interest Agreement or take other reasonable steps to assure that an equitable result is achieved consistent with the parties intentions contained in the Participating Interest Agreement. In the event the consent is denied, neither party is entitled to assert any claim against the other except as is specifically set forth in the Participating Interest Agreement.

        RGM further agreed in the Participating Interest Agreement that it would not dispose of any interest in the agreement, its 5% interest, or the shares of RGM without first giving notice to GeoGlobal of the transaction, its terms, including price, and the identity of the intended assignee and any other material information, and GeoGlobal has the first right to purchase the interest proposed to be sold on the terms contained in the notice to GeoGlobal.

        On August 29, 2003, we entered into a Technical Services Agreement with Roy Group (Barbados) Inc. ("RGB"), a company organized under the laws of Barbados and wholly owned by Mr. Roy. Under the agreement, RGB agreed to perform such geologic and geophysical duties as are assigned to it by us. The term of the agreement extends through August 29, 2006 and continues for successive periods of one year thereafter unless otherwise agreed by the parties or either party has given notice that the agreement will terminate at the end of the term. RGB receives a fee of $250,000 per year under the agreement and is reimbursed for authorized travel and other out-of-pocket expenses. The agreement prohibits RGB from disclosing any of our confidential information and from competing directly or indirectly with us for a period of three years from August 29, 2003 with respect to any acquisition, exploration, or development of any crude oil, natural gas or related hydrocarbon interests within the area of the country of India. The agreement may be terminated by either party on 30 days' prior written notice, provided, however, the confidentiality and non-competition provisions will survive the termination.

FUTURE OF THE COMPANY

        Following the acquisition of GeoGlobal, we, through GeoGlobal or other entities to be organized by us, intend to seek opportunities to enter into joint venture and other similar arrangements whereby we, through one or more subsidiaries, can acquire leasehold or other oil and natural gas interests in geographic areas where potential oil and natural gas reserves are considered by Mr. Roy, and possibly other persons as may be employed by us, to have significant development potential. These interests may be acquired through entering into joint ventures of which we are a member or through other contractual arrangements with various foreign governments and governmental or other entities. GeoGlobal is a party to a Production Sharing Contract ("PSC") entered into on February 4, 2003 with the Government of India, Gujarat State Petroleum Corporation Limited ("GSPC") and Jubilant Enpro Limited ("Enpro") with respect to an approximately 1,850 square kilometre area (457,000 acres) off the east coast of India, designated as Block KG-OSN-2001/3 under National Exploration Licensing Policy III. GeoGlobal and Roy Group (Mauritius) Inc. each have a net 5% interest in the venture and GSPC and Enpro have 80% and 10% interests in the venture, respectively. It is considered to be a highly speculative exploration venture. Currently, this is GeoGlobal's only interest in oil and natural gas properties. The parties to the PSC conducted seismic studies on the exploration area during March through June 2003 and are now evaluating those studies. Under the terms of a Carried Interest Agreement, GeoGlobal is carried by GSPC for 100% of all its share of any costs during the exploration phase prior to the start date of initial commercial production. However all of GeoGlobal's share of any capital costs for the development phase will be paid back to GSPC without interest over the projected production life or ten years whichever is less. GeoGlobal is not entitled to any share of production until GSPC has recovered GeoGlobal's share of the costs and expenses that were paid by GSPC.

2. AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO GEOGLOBAL RESOURCES INC.

        You are being asked to vote upon a proposed amendment to our Certificate of Incorporation for the purpose of changing the name of our corporation to GeoGlobal Resources Inc. If the proposal is approved, it will become effective upon the filing of a certificate of amendment with the State of Delaware.

        Our management is seeking stockholder approval to change our corporate name so as to have a name more easily associated with our intended business activities. Subsequent to Mr. Roy's acquisition of a controlling stockholder interest, our principal activities are intended to be focused on the exploration, development, and exploitation of oil and gas properties. Our management believes that our operations and identity will be enhanced by this change in our corporate name. Except for the change in our corporate name, the adoption of the proposal will not effect any other change in our Certificate of Incorporation.

        Adoption of the Proposal requires the affirmative vote of the holders of a majority of our outstanding shares of Common Stock. Mr. Roy has advised us that he intends to vote in favor of the proposal.

     OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 2

RELATIONSHIP WITH PUBLIC ACCOUNTANTS

        On October 6, 2003, we retained Grant Thornton LLP ("GT") as our principal accountants. A representative of GT or of N.I. Cameron is not expected to be present at the Meeting. However, if such a representative is present, he or she will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

         N.I. Cameron Inc., Chartered Accountants ("Cameron") reported on our financial statements for the year ended December 31, 2002. On October 6, 2003, we replaced Cameron as our principal accountant. During the two fiscal years ended December 31, 2002, we have not filed any Current Report on Form 8-K reporting any change in accountants in which there was a reported disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         Our board of directors approved the change of accountants from Cameron to GT. GT has been retained to audit our consolidated financial statements for the fiscal year ended December 31, 2003.

        The audit reports of Cameron on our financial statements for the two fiscal years ended December 31, 2002 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except the reports were modified to include an explanatory paragraph for a going concern uncertainty because of our accumulated losses, because it has had no material revenue producing operations and because of its need to raise additional capital or merge with a revenue producing venture partner which raise substantial doubt as to our ability to continue as a going concern.

        In connection with the audits of the fiscal years ended December 31, 2002 and December 31, 2001 including the subsequent fiscal year and interim periods through October 6, 2003, the date of replacement, we had no disagreements with Cameron with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B under the US Securities Exchange Act of 1934, as amended, which, if not resolved to its satisfaction, would have caused Cameron to make reference in connection with its opinion to the subject matter of the disagreement in connection with its report. In addition, during that time we did not receive from Cameron any advice of the type described in Item 304(a)(1)(iv)(B) of Regulation S-B.

        During the fiscal years ended December 31, 2002 and December 31, 2001, including the subsequent fiscal year and interim periods through October 6, 2003, the date of Cameron's replacement, and prior to the appointment of GT, we (nor anyone on our behalf) did not consult with GT regarding any of the accounting or auditing issues stated in Item 304(a)(2) of Regulation S-B.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of the Record Date, we had issued and outstanding 49,053,355 shares of its Common Stock. The following table sets forth, as of the Record Date, certain information regarding beneficial ownership of our Common Stock by (i) those persons beneficially holding more than five percent of our Common Stock,
(ii) each of our Directors and our chief executive officer and (iii) all of our Directors and executive officers as a group.

                                                   Number of Shares Beneficially          Percentage of Outstanding
Name and Address of Beneficial Owner                         Owned(1)                           Common Stock
--------------------------------------------    ------------------------------------   --------------------------------
Jean Paul Roy
c/o Suite101.com, Inc.
Suite 200, 630 - 4 Avenue SW
Calgary, AB   T2P 0J9                                       34,000,000                              69.3%

Allan J. Kent
c/o Suite101.com, Inc.
Suite 200, 630 - 4 Avenue SW
Calgary, AB   T2P 0J9                                            0                                   0%

John K. Campbell
750 West Pender Street - Suite 710
Vancouver, BC   V6C 2T7                                       66,667                           Less than 0.5%

Brent J. Peters(2)
c/o Northfield Capital Corporation
347 Bay Street - Suite 301
Toronto, ON   M5H 2R7                                         98,667                           Less than 0.5%

All officers and directors as a group (4 persons)           34,165,334                              69.6%


(1) For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire the beneficial ownership within 60 days following the Record Date.

(2) Mr. Peters, an employee of Northfield Capital Corp., disclaims a beneficial interest in the shares held by Northfield Capital Corp.

        In accordance with the terms and conditions of the April 4, 2003 Stock Purchase Agreement entered into with JPR and GeoGlobal, we intend to grant options to purchase an aggregate of 2.0 million shares of Common Stock under our Stock Option Plan to officers, Directors, employees and consultants exercisable at not less than $1.00 per share.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Board of Directors
        Our Board of Directors held ten meetings during the year ended December 31, 2002. Except for Mr. Peters who was unable to attend one meeting, each of our Directors participated in all of the meetings of the Board and of each committee of the board of which he or she is a member.

Audit Committee
         Our Audit Committee, among other things, meets with our independent accountants to review our accounting policies, internal controls and other accounting and auditing matters; makes recommendations to the Board of Directors as to the engagement of independent accountants; and reviews the letter of engagement and statement of fees relating to the scope of the annual audit and special audit work which may be recommended or required by the independent accountants.

        Our Audit Committee Charter was included as Appendix A to our Proxy Statement dated May 2, 2001. The Charter describes the nature and scope of the duties and responsibilities of the Audit Committee.

        As of the date of this proxy statement, the members of our Audit Committee are Messrs. Jean Paul Roy, Brent Peters and John Campbell. Our Board of Directors appointed these members to the Audit Committee on August 29, 2003. Our Board of Directors has reviewed Section 121 of the American Stock Exchange Company Guide and has determined that, except for Mr. Roy, our Audit Committee members are independent as defined under that Section.

        Between February 2002 and August 2003, we did not have an Audit Committee and our Audit Committee held no meetings in 2002.

        Our Board of Directors in March 2003 discussed with management our audited financial statements and with Cameron the matters required to be discussed by Statement of Auditing Standards No. 61 and received the written disclosures and the letter from Cameron as required by Independence Standards Board Standard No. 1. It also discussed with Cameron its independence as auditor. Based on that review and those discussions, our Board in March 2003 recommended that our audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

        Messrs. Brent J. Peters and John K. Campbell, Directors of our company in March 2003, remain Directors of our company in October 2003. Messrs. Blumberg and Loblaw, Directors of our company in March 2003, are no longer Directors of our company and our remaining Directors, Messrs. Roy and Kent, were elected as Directors in August 2003.

                                                     Brent J. Peters
                                                     John K. Campbell
                                                     Jean Paul Roy

Other Committees
     Our Board of Directors has not appointed either a compensation committee or a nominating committee.

AUDIT AND RELATED FEES

     The following sets forth fees incurred by us during the two years ended December 31, 2002 for services provided by N.I. Cameron Inc., our independent public accountant at those year ends:

-------------------------------------------------------------------------------
                Audit Fees     Audit Related Fees     Tax Fees     All Other
                                                                     Fees
-------------------------------------------------------------------------------
   2001         $14,185               -0-               -0-           -0-
   2002         $36,850               -0-               -0-           -0-
-------------------------------------------------------------------------------

        Our Board of Directors believes that the provision of the services during the two years ended December 31, 2002 is compatible with maintaining the independence of N.I. Cameron Inc. Our Board of Directors has not adopted any pre-approval policies and procedures for engaging an accountant to render audit or non-audit services that are subject to the pre-approval requirement.

SUBMISSION OF SHAREHOLDERS' PROPOSALS FOR 2004 ANNUAL MEETING

        Any proposals which shareholders intend to present for a vote of shareholders at our 2004 Annual Meeting and which such shareholders desire to have included in our proxy statement and form of proxy relating to that meeting must be sent to our executive office and received by us not later than July 7, 2004 or a reasonable time before we begin to print and mail our proxy materials for our 2004 Annual Meeting of Stockholders.

GENERAL

        The cost of soliciting proxies will be borne by us. In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and we will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

        Our Annual Report on Form 10-KSB for the year ended December 31, 2002, including financial statements, is being mailed to shareholders herewith. However, that report is not part of the proxy soliciting information.

By Order of the Board of Directors

Allan J. Kent, Executive VP and CFO


Dated:  November 4, 2003

                                   Exhibit "A"

         RESOLVED, that Article First of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

                  FIRST: The name of the corporation (hereinafter sometimes called the "Corporation") is GeoGlobal Resources Inc.

                             APPENDIX: FORM OF PROXY

                               SUITE101.COM, INC.
                          SUITE 200, 630 - 4 AVENUE SW
                        CALGARY, ALBERTA, CANADA T2P 0J9

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jean Paul Roy, President and Chief Executive Officer and Allan J. Kent, Executive Vice President and Chief Financial Officer or either of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $.001 per share ("Common Stock"), of the Company which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Calgary Petroleum Club, 319 - 5 Avenue SW, Calgary, Alberta T2P 0L5 at 2:30 p.m., local time, on December 4, 2003, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of the meeting (receipt whereof is hereby acknowledged).

1.   ELECTION OF DIRECTORS

|_|     For all nominees listed below (except as marked to contrary below)

|_|     Withhold Authority to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A

LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

Jean Paul Roy                                  John K. Campbell
Allan J. Kent                                  Brent J. Peters
Peter R. Smith

2.  CHANGE OF NAME

Approval of the proposed amendment to the Company's Certificate of Incorporation to change the name of the Company to GeoGlobal Resources Inc.

In Favor of |_|            Against [_]                 Abstain  |_|

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.




Dated: ___________________, 2003





            ----------------------------------------
            Signature
            Title (if required)




            --------------------------------------
            Signature (if held jointly)